Exhibit 99.1

1 MARKET OPPORTUNITY addressing multi - billion dollar online learning markets in business and education. © 2022 Amesite Inc. All Rights Reserved. UNIQUE MODEL for transparent B2B business that creates an opportunity for growth and revenue for customers. PROVEN TECHNOLOGY that scales, with the efficiency and interoperability that customers need. SUCCESSFUL PRODUCTS that customers LOVE : strong focus on technology + design to create great user experiences. STRONG DIFFERENTIATION in markets that urgently need technology to meet the demand for growth. Investment Highlights 1 2 3 4 5

AMESITE WINS

SALES

Innovation Foundation
- Founded by Cathie Wood to deliver innovation learning

Ronald Reagan Presidential Foundation and Institute
- Partner for all learning programs , creating a new digital ecosystem for RRPFI

Michigan Works! Southeast
- State-of-the-art workforce training to MW!SE key team members

EWIE Group of Companies Pilot
- Global turnkey learning system that tracks people, teams and locations, easily

inHub: The Henry Ford
- Enterprise-wide solution that enabled the partner to deliver, digitally – and effectively

PRODUCT

“ Built by Amesite, Innovation Foundation Engage – our online learning platform- uses advanced technology to enhance education focused on innovation. Amesite's technology will help us engage all who wish to be a part of our mission.
– Cathie Wood, Founder and CEO, Innovation Foundation

“ Utilizing Amesite's world-leading technology enables us to offer learning in a way that engages and empowers, driving personal growth, responsible citizenship, and greater economic opportunity for our stakeholders.
– John Heubusch, Executive Director for the Ronald Reagan Presidential Foundation and Institute

TECHNOLOGY

Delivers 98% retention across all products

- **Artificial Intelligence to drive unparalleled engagement** and give the ability to continuously improve the user experience
- Outstanding **video streaming capabilities, right on the platform**
- **Top security**, with analytics to keep partners' and user data safe
- **Efficient infrastructure management** to make operations efficient and speed launches

Amesite is addressing enormous markets with a unique, scalable B2B SaaS solution that customers love – and is built to scale.

amesite

© 2021 Amesite Inc. All Rights Reserved. Proprietary & Confidential.
2

3 © 2021 Amesite Inc. All Rights Reserved. Proprietary & Confidential. Microsoft Partner Technology in all economic sectors is moving faster than ever and there is a great demand from professionals for accessible courses that keep them up to date. By empowering Amesite and putting their platform on Microsoft Azure , we can approach our partner universities around the country and get these solutions out to people who need upskilling courses but may not be able to return to wherever they got their degree for a full semester - long in - person class." “ Tamer Erzurumlu Director of Partner Strategy Education at Microsoft Amesite Microsoft Partner Well - Positioned to Drive Digital Transformation Upskill Professionals Across Markets THE IMPACT Amesite, now in partnership with Microsoft, is equipped to: • Launch the necessary programs to keep learners upskilled – quickly and effectively. • Drive workforce development and professional upskilling at an exponentially larger scale. ABOUT MICROSOFT

© 2021 Amesite Inc. All Rights Reserved. Proprietary & Confidential. 4 MODEL AND MARKETS MODEL: SAAS FLEXIBILITY AND SCALABILITY, TARGETING HIGH MARGIN + ARR 16.6M Learners $169B https:// www.statista.com /statistics/738412/size - of - the - workplace - training - market - north - america / https:// nces.ed.gov /programs/ coe / indicator_cha.asp #:~:text=In%20fall%202018%2C%20total%20undergra duate,enrollment%20was%2013.2%20million%20students. HIGHER ED ENTERPRISE SETUP FEE ADAPTABLE: Amesite delivers custom, enterprise - wide systems, or new, specialized or technical programs, branded to the Customer COURSE CREATION FEE FLEXIBLE: Amesite can build - from - scratch, from technical to introductory / general - interest courses and programs — or Customers can use their own content MAINTENANCE FEE RELEVANT: Amesite assures content stays up - to - date USER FEE SCALABLE: Manageable user fees enable course monitoring and customer service, leveraging infrastructure that supports growth $3.6B https:// www.dol.gov /sites/ dolgov /files/general/budget/2020/FY2020OperatingPlanAPT.pdf GOVERNMENT (DOL Training & Employment Services Budget 2020)

© 2021 Amesite Inc. All Rights Reserved. Proprietary & Confidential. 5 AI GROWTH $126B by 2025 https:// www.statista.com /statistics/607716/worldwide - artificial - intelligence - market - revenues/#:~:text=The%20global%20artificial%20intelligence%20(AI,process%20automation %2C%20and%20machine%20learning. ONLINE EDUCATION GROWTH $319B by 2025 https:// www.researchandmarkets.com /reports/4986759/global - online - education - market - forecasts - from SAAS FOR BUSINESS GROWTH $623B by 2023 https:// www.prnewswire.com /news - releases/software - as - a - service - saas - market - could - exceed - 600 - billion - by - 2023 - 301102655.html#:~:text=According%20to%20Finances%20Online%3A%20%22The,a%20hold%20of%20such%20systems. INVESTMENT LANDSCAPE: AMESITE LEARNING MANAGEMENT SYSTEMS Amesite uniquely focuses on the user experience, driving success for customers and learners. We are disrupting the “LMS.” Companies: Pluralsight [PS], Stride [LRN], Blackbaud [BLKB] CONTENT CURATORS, PROGRAM MANAGERS, SERVICE PROVIDERS We believe that the private sector will continue to spur advancements in learning markets. Companies: 2U [TWOU], Chegg [CHGG] PLATFORMS FOR THE FUTURE OF WORK Amesite brings new data, and insights to other Enterprise SaaS platforms. We believe that the future of work is more digital, more connected and will offer continuous learning. Companies: Workday [WDAY], Atlassian [TEAM]

© 2021 Amesite Inc. All Rights Reserved. Proprietary & Confidential. 6 LEADERSHIP AND BOARD TECH & IP FINANCE PEOPLE & GROWTH Dr. Ann Marie Sastry Founder, Chair & CEO Anthony Barkett , J.D. Barbie Brewer J. Michael Losh Richard Ogawa, J.D. Gilbert S. Omenn, MD, Ph.D. George Parmer